Exhibit 99.1

For Immediate Release	Contact: Richard Schmaeling
May 8, 2017	Executive Vice President
and CFO, Entercom
(610) 660-5686
Richard.Schmaeling@entercom.com

ENTERCOM COMMUNICATIONS CORP.

REPORTS FIRST QUARTER RESULTS

Bala Cynwyd, PA—Entercom Communications (NYSE: ETM) today reported financial results for the quarter ended March 31, 2017.

First Quarter Highlights

•	Net revenues for the quarter increased 1.4% to $97.5 million

•	Station expenses increased 5% to $75.4 million

•	Station operating income decreased 10% to $22.0 million

•	Adjusted EBITDA decreased 23% to $14.1 million

•	Adjusted net income per share was $0.07, down $0.02

David J. Field, President and Chief Executive Officer, stated: “I am very pleased with our progress on all fronts as we continue to plan and prepare for our transformational merger with CBS Radio. This will truly be a game-changing event for Entercom as we will achieve a number of scale-related benefits, including the ability to compete far more effectively against other media for a larger share of advertising spending. First quarter revenues increased 1.4%, down about 1% on a same-station basis ex-political. We experienced a highly unusual degree of large one-time only expenses during the quarter (including the return of a station license in Sacramento, CBS transaction costs and our CFO transition), that drove expenses significantly higher. Looking ahead to the completion of the merger with CBS, we expect synergies that will drive margin expansion.”

Additional Information

On February 2, 2017, the Company announced an agreement to combine with CBS Radio in a tax-free, all stock transaction. The merger will make Entercom a leading local media and entertainment company with a nationwide footprint of stations, including positions in all of the top 10 markets and 23 of the top 25 markets. Based on Entercom’s current stock price, the combined company will have a pro forma equity value of approximately $1.6 billion and the strongest balance sheet of any of the major radio groups. Upon closing of the transaction, the combined company will be led by David J. Field, Entercom’s President and Chief Executive Officer. Additional information concerning the proposed CBS merger can be found in the Company’s SEC Form S-4 filing on April 12, 2017.

Exhibit 99.1 - Page 1

First quarter results include a non-cash $13.5 write-down related to the relinquishment of an FM license in Sacramento to the FCC in order to facilitate the CBS transaction and $10.3 million in merger and acquisition costs related to the CBS transaction, which were primarily for legal and financial advisory services. In addition, the Company’s first quarter GAAP tax rate was higher than normal due to the non-deductibility of certain M&A related expenses.

On January 6, 2017, the Company completed an acquisition of four stations in Charlotte, NC from Beasley Broadcast Group, Inc. (“Beasley”) for $24 million in cash. The Company commenced operations for three of the stations, The Link (WLNK-FM) and news/talk leader WBT AM/FM, on November 1, 2016 under a time brokerage agreement (“TBA”) and the fourth station, The Fan (WFNZ-AM), upon the closing on January 6, 2017. Operating results for the three stations operated under the TBA were included in the Company’s results for the full quarter and results for The Fan beginning January 7th.

As of March 31, 2017, the Company had outstanding $465.0 million of senior debt under its credit facilities and $27.7 million in perpetual cumulative convertible preferred stock. In addition the Company had $4.7 million in cash on hand.

On March 2, 2017, CBS Radio priced a new $500 million term loan B that will be drawn when the Entercom and CBS Radio transaction closes and will be used to refinance Entercom’s existing credit facility, its perpetual cumulative convertible preferred stock, to pay fees and expenses and for general corporate purposes. The new term loan will bear interest at a rate of LIBOR plus 2.75%, with no floor, and will be issued at par.

On March 22, 2017, the Company announced the appointment of Richard J. Schmaeling as Executive Vice President and Chief Financial Officer, effective April 18, 2017. Rich is a proven public company CFO with deep media expertise and hands-on leadership experience of the successful integrations for the LIN Media/Media General and Dow Jones/News Corp mergers.

On May 2, 2017, Mike Dee, an accomplished executive with over 20 years of leadership experience with some of the most respected organizations in the world of sports, joined the Company in the newly created position of President of Entercom Sports. Mike will be responsible for elevating the Company’s position as a leading sports media partner in support of the Company’s expansive suite of local sports radio stations and personalities and sports play-by-play relationships.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on Monday May 8, 2017 at 10:00 AM Eastern Time. Investors will have the opportunity to submit questions to the Company regarding the earnings release by emailing their inquiries to questions@entercom.com. Questions should be sent at least 10 minutes prior to the call. The Company will only discuss inquiries made by email prior to the conference call. The public may access the conference call by dialing 888-889-0278 (passcode: Entercom). A replay of the conference call will be available and can be accessed either by dialing 866-452-2106 or by visiting the Company’s website: www.entercom.com. Additional information and reconciliation of same station results are available on the Company’s website at www.entercom.com.

Exhibit 99.1 - Page 2

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Station Operating Income consists of operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs, other expenses related to the refinancing and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and gain or loss on sale or disposition of assets.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); total other expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); impairment loss, merger and acquisition costs, preferred stock dividends and non-recurring expense recognized for restructuring charges or similar costs, including transition and integration costs, and gain or loss on sale or disposition of assets.

Free Cash Flow consists of operating income (loss): (i) plus depreciation and amortization, net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss; merger and acquisition costs, other expenses related to the refinancing, loss on extinguishment of debt, other income and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and (ii) less net interest expense (excluding amortization of deferred financing costs), preferred stock dividends, taxes paid and capital expenditures.

Adjusted Net Income (Loss) consists of net income (loss) available to common shareholders adjusted to exclude: (i) income taxes (benefit) as reported; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs, other expenses related to the refinancing, loss on extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 40% without discrete items of tax.

Exhibit 99.1 - Page 3

Adjusted Net Income Per Share includes any dilutive equivalent shares when not anti-dilutive. Convertible Preferred Stock is treated as if it never converted for the purposes of Adjusted Net Income Per Share.

Non-GAAP Financial Measures

It is important to note that station operating income, station expense, corporate expense, same station net revenues, same station expenses, same station operating income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Free Cash Flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., Adjusted Net Income and Adjusted Net Income Per Share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to the refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. For purposes of comparability income taxes are reflected at the expected federal and state income tax rate of 40% without adjustment for discrete tax adjustments.

Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

Exhibit 99.1 - Page 4

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms S-4, 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

About Entercom Communications Corp.

Entercom Communications Corp. (NYSE: ETM) is the fourth-largest radio broadcasting company in the U.S., reaching and engaging more than 40 million people a week through its portfolio of highly rated stations in top markets across the country. Entercom is a purpose-driven company, deeply committed to entertaining and informing its listeners with the best locally curated music, news, sports, and talk content, driven by compelling local personalities. Entercom delivers superior ROI by connecting its customers and audiences through its leading local brands and unparalleled local marketing solutions, which include over 4,000 events each year, and its SmartReach Digital product suite. Learn more about Philadelphia-based Entercom at www.Entercom.com, Facebook and Twitter (@Entercom).

Exhibit 99.1 - Page 5

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2017	2016
STATEMENTS OF OPERATIONS
Net Revenues	$97,452	$96,103

Station Expenses	75,413	71,488
Station Expense—Non-Cash Compensation	204	227
Corporate Expenses	9,176	6,344
Corporate Expenses—Non-Cash Compensation	1,389	1,254
Depreciation And Amortization	2,647	2,447
Time Brokerage Agreement Expense	34	—
Merger And Acquisition Costs	10,271	—
Impairment Loss	—	62
Net Gain (Loss) On Sale Or Disposition of Assets	13,334	(464)

Total Operating Expenses	112,468	81,358

Operating Income (Loss)	(15,016)	14,745

Net Interest Expense	5,977	9,392

Income (Loss) Before Income Taxes	(20,993)	5,353
Income Taxes (Benefit)	(11,662)	941

Net Income (Loss) Available To The Company	(9,331)	4,412
Preferred Stock Dividend	550	413

Net Income (Loss) Available To Common Shareholders	$(9,881)	$3,999

Net Income (Loss) Available To Common Shareholders Per Share—Basic	$(0.25)	$0.10

Net Income (Loss) Available To Common Shareholders Per Share—Diluted	$(0.25)	$0.10

Weighted Common Shares Outstanding—Basic	38,910	38,448

Weighted Common Shares Outstanding—Diluted	38,910	39,260

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Capital Expenditures	$2,424	$965
Income Taxes Paid	$55	$140
Cash Dividends On Common Stock Declared And Paid	$2,916	$—
Cash Dividends On Preferred Stock Declared And Paid	$550	$413

	March 31,
	2017	2016
SELECTED BALANCE SHEET DATA
Cash and Cash Equivalents (Excludes Cash From Variable Interest Entity)	$4,702	$14,634
Senior Debt—Term B Loan And Other (Includes Current Portion)	$458,083	$237,015
Senior Debt— Revolver (Includes Current Portion)	$7,000	$13,500
Senior Notes	$—	$218,360
Perpetual Cumulative Convertible Preferred Stock	$27,732	$27,619
Total Shareholders’ Equity	$384,878	$364,791

Exhibit 99.1 - Page 6

OTHER FINANCIAL DATA

	Three Months Ended
	March 31,
	2017	2016
Reconciliation Of GAAP Station Operating Expenses To Station Expenses
Station Operating Expenses	$75,617	$71,715
Station Expenses—Non-Cash Compensation	(204)	(227)

Station Expenses	$75,413	$71,488

Reconciliation Of GAAP Corporate General & Administrative Expenses To Corporate Expenses
Corporate General & Administrative Expenses	$10,565	$7,598
Corporate Expenses—Non-Cash Compensation	(1,389)	(1,254)

Corporate Expenses	$9,176	$6,344

Reconciliation Of GAAP Operating Income (Loss) To Station Operating Income
Operating Income (Loss)	$(15,016)	$14,745
Corporate Expenses	9,176	6,344
Corporate Expenses—Non-Cash Compensation	1,389	1,254
Station Expenses—Non-Cash Compensation	204	227
Depreciation And Amortization	2,647	2,447
Merger And Acquisition Costs	10,271	—
Impairment Loss	—	62
Time Brokerage Agreement Expense	34	—
Net Gain (Loss) On Sale Or Disposition of Assets	13,334	(464)

Station Operating Income	$22,039	$24,615

Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted EBITDA
Net Income (Loss) Available To Common Shareholders	$(9,881)	$3,999
Income Taxes (Benefit)	(11,662)	941
Net Interest Expense	5,977	9,392
Corporate Expenses—Non-Cash Compensation	1,389	1,254
Station Expenses—Non-Cash Compensation	204	227
Depreciation And Amortization	2,647	2,447
Time Brokerage Agreement Expense	34	—
Preferred Stock Dividend	550	413
Merger And Acquisition Costs	10,271	—
Transition Costs	1,253	—
Impairment Loss	—	62
Net Gain (Loss) On Sale Or Disposition of Assets	13,334	(464)

Adjusted EBITDA	$14,116	$18,271

Exhibit 99.1 - Page 7

	Three Months Ended
	March 31,
	2017	2016
Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Free Cash Flow
Net Income (Loss) Available To Common Shareholders	$(9,881)	$3,999
Depreciation And Amortization	2,647	2,447
Deferred Financing Costs Included In Interest Expense	586	687
Amortization Of Original Issue Discount Included In Interest Expense	—	91
Non-Cash Compensation Expense	1,593	1,481
Merger And Acquisition Costs	10,271	—
Transition Costs	1,253	—
Impairment Loss	—	62
Net Gain (Loss) On Sale Or Disposition of Assets	13,334	(464)
Income Taxes (Benefit)	(11,662)	941
Capital Expenditures	(2,424)	(965)
Income Taxes Paid	(55)	(140)

Free Cash Flow	$5,662	$8,139

Reconciliation Of GAAP Operating Income (Loss) To Free Cash Flow:
Operating Income (Loss)	$(15,016)	$14,745
Depreciation and Amortization	2,647	2,447
Non-Cash Compensation Expense	1,593	1,481
Interest Expense, Net of Interest Income, Deferred Financing Costs & OID	(5,391)	(8,614)
Preferred Stock Dividend	(550)	(413)
Capital Expenditures	(2,424)	(965)
Merger And Acquisition Costs	10,271	—
Transition Costs	1,253	—
Impairment Loss	—	62
Net Gain (Loss) On Sale Or Disposition of Assets	13,334	(464)
Income Taxes Paid	(55)	(140)

Free Cash Flow	$5,662	$8,139

Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted Net Income
Net Income (Loss) Available To Common Shareholders	$(9,881)	$3,999
Preferred Stock Dividend	550	413
Income Taxes (Benefit)	(11,662)	941
Merger And Acquisition Costs	10,271	—
Transition Costs	1,253	—
Impairment Loss	—	62
Net Gain (Loss) On Sale Or Disposition of Assets	13,334	(464)
Non-Cash Compensation Expense	1,593	1,481

Adjusted Income Before Income Taxes	5,458	6,432
Income Taxes	2,183	2,573

Adjusted Net Income Available To The Company	3,275	3,859
Preferred Stock Dividend	550	413

Adjusted Net Income	$2,725	$3,446

Numerator For Purposes Of Computing Adjusted Net Income Per Share—Diluted
Adjusted Net Income	$2,725	$3,446

Exhibit 99.1 - Page 8

Preferred Stock Dividend, Treated As If Preferred Never Converted	—	—

	$2,725	$3,446

Weighted Average Diluted Shares Outstanding For Purposes Of Computing Adjusted Net Income Per Share—Diluted
Weighted Common Shares Outstanding—Diluted As Reported	38,910	39,260
Preferred Stock Dividend, Treated As If Preferred Never Converted	—	—
Diluted Shares Excluded When Reporting A Net Loss	1,164	—

	40,074	39,260

Adjusted Net Income Per Share—Diluted	$0.07	$0.09

Exhibit 99.1 - Page 9